EXHIBIT F

Pursuant to Rule 13d–1(k) of Regulation 13D–G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: December 16, 2013	ASAC II LP
By: ASAC II LLC
Its: General Partner

	By:	/s/ Brian G. Kelly
Name: Brian G. Kelly
Title: Manager

ASAC II LLC

	By:	/s/ Brian G. Kelly
Name: Brian G. Kelly
Title: Manager

Robert A. Kotick

/s/ Robert A. Kotick

Brian G. Kelly

/s/ Brian G. Kelly